UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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Rovi Corporation

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ROVI CORPORATION CALLS ON STOCKHOLDERS TO SUPPORT ITS BOARD OF DIRECTORS

•	ENGAGED CAPITAL’S NOMINEES HAVE CLEAR RECORDS OF VALUE DESTRUCTION

•	ENGAGED CAPITAL HAS NO PLAN TO CREATE VALUE FOR ROVI

•	ROVI HAS THE RIGHT PLAN IN PLACE TO DELIVER STOCKHOLDER VALUE

•	ROVI’S BOARD CONTINUES TO TAKE DECISIVE ACTION BASED ON STOCKHOLDER FEEDBACK

SANTA CLARA, Calif. – (BUSINESS WIRE) – May 8, 2015 – Rovi Corporation (NASDAQ:ROVI) today issued the following letter to all Rovi stockholders in connection with its 2015 Annual Meeting of Stockholders, which will be held on May 13, 2015:

Dear Fellow Stockholders,

We strongly urge you to vote “FOR ALL” Rovi directors on the BLUE proxy card to protect the value of your investment in Rovi. We believe the choice is clear:

•	Focus on today and tomorrow – Rovi, based upon its current Board’s insight and actions, is on the precipice of delivering great value for our stockholders; or

•	Focus on the past – reacting to acknowledged mistakes, years later, by punitively replacing certain Board members with less qualified candidates.

ENGAGED CAPITAL’S NOMINEES HAVE CLEAR RECORDS OF VALUE DESTRUCTION

Despite Engaged Capital’s attempts to “set the record straight,” we believe the facts speak for themselves. Engaged Capital’s nominees have overseen serious value destruction in their roles at other public companies.1 Further, the dissident slate’s claimed “deep experience” is highly questionable and irrelevant to Rovi’s business.

David Lockwood:

•	Track record of stockholder value destruction – Lockwood presided over negative alpha at Unwired Planet (negative 64%), Liberate Technologies (negative 44%), InterTrust Technologies (negative 2%), BigBand Networks (negative 38%) and EnergySolutions[2] (negative 57%).

•	Don’t forget the details – Engaged Capital fails to mention that part of the strategy Lockwood oversaw as Chairman and CEO of Liberate Technologies included filing – and being denied by federal court – for Chapter 11 bankruptcy protection. A media report even cited that the judge “stopped short of deeming the bankruptcy filing one of bad faith.”[3]

[1]	All references in this section use Alpha calculated as return on stock (including reinvested dividends and adjusted for spin-offs, splits and other corporate events) against the S&P 500 Total Return Index during Board tenure. Start dates based upon disclosed effective dates. Source: FactSet as of May 1, 2015.
[2]	Remains on the Board of EnergySolutions following a going-private transaction.
[3]	“Liberate Kicked out of Court.” The Daily Deal., 9 Sept. 2004.

•	Adverse Vote Recommendations – Both Glass Lewis and ISS recommended that stockholders withhold their votes from Lockwood.

•	Unqualified in our view – Lockwood’s purported intellectual property (IP) experience is very different from Rovi’s complex IP and product licensing businesses. Notably our industry intelligence is contradictory to Engaged Capital’s claims that Lockwood has “strong relationships with key executives at large Service Providers.”

Glenn Welling:

•	No IP experience; little to no technology experience – Nothing indicates that Welling can set an effective strategy in the technology sector. What’s more, we believe Welling’s views on our cost structure demonstrate that he doesn’t understand our markets, our customer dynamics, or our current and effective strategy.

•	No operational experience – When Welling repeatedly points to his hedge fund’s investment success, he ignores the fact that the criticism he is responding to is not his ability to invest wisely, but his checkered record when actually a steward for stockholders. Look instead to Engaged Capital’s track record when they have taken a position on a company’s board. We believe there is no evidence demonstrating that Welling has, or is able to, contribute to a company’s operational performance or actively manage a business, as opposed to an investment portfolio.

•	Another track record of stockholder value destruction – Welling’s track record of value destruction for stockholders at public companies speaks for itself. Engaged Capital argues that “the short term results” of TriMas (negative alpha of (4%)) and Jamba Inc. (merely 3%) since Engaged Capital gained influence over the respective boards should be ignored given the “limited timeframe” for evaluation. Interestingly, Engaged Capital very pointedly neglects to refer to, and we strongly encourage stockholders to examine, Engaged Capital’s results at Abercrombie & Fitch, which has been operating with four Engaged Capital-approved directors for over a year. During that timeframe, alpha has been negative (56%).

Raghavendra Rau:

•	More stockholder value destruction – Alpha at Aviat Networks was negative (152%) during Rau’s Board tenure, and it was negative (110%) during his tenure at SeaChange International.

ENGAGED CAPITAL HAS NO PLAN TO DELIVER ENHANCED VALUE

Engaged Capital still has no plan.

Even at this late stage in the proxy campaign, Engaged Capital has not yet presented a plan for Rovi. On the other hand, Rovi’s Board proactively and comprehensively reviewed the Company’s strategy and has repositioned Rovi for sustainable and profitable growth. We are now in execution mode – spending more time and resources on another round of lengthy and costly strategic reviews could set us back. Now is NOT the time for a learning curve or for vague “comprehensive reviews” and “best practices.”

Now is not the time for potentially destructive changes to a strategy poised for success.

Any near-term attempt to shift Rovi’s strategy may well jeopardize the future value of your Rovi investment. Our next-generation product strategy plays a meaningful role in our negotiations with the Big-4 service providers, and to us, calling into question the future of the very products that are currently being discussed is not a wise decision. We believe Engaged Capital fails to comprehend our strategy and the factors that are important in shaping and executing it. This is NOT the time for uncertainty and taking blind and uneducated risks.

ROVI HAS THE RIGHT PLAN IN PLACE TO DELIVER STOCKHOLDER VALUE

Rovi’s Board has openly acknowledged past mistakes and has implemented a clear plan to drive value for Rovi stockholders.

Rovi’s Board has taken responsibility for past mistakes and moved the Company forward with a clear strategic plan. Engaged Capital assigns blame for the past mistakes, yet glaringly fails to acknowledge the decisive actions taken by the Board these last three years in repositioning Rovi to execute on the opportunities ahead.

Rovi’s plan is working.

Rovi is experiencing momentum and traction in our licensing business and with our next-generation products, as demonstrated by recent agreements with Charter, Dish, Verizon and others. These wins highlight not only our improving growth trajectory, but also the synergistic nature of our businesses and the leverage in our cost structure. We are well-positioned to renew our major IP licenses and on track to achieve double-digit revenue growth in 2016 and 2017.

Analysts agree.

•	“We believe investors should vote against Engaged Capital’s board nominees.” Pacific Crest Securities (Investors Should Vote Against Activist Board Nominees) March 12, 2015

•	“We think that activist charges are largely a side-show as many of the claims relate to Rovi’s prior management team, and that current management has been good stewards in overseeing a long and painful turnaround in Rovi’s product strategy which we believe is beginning to bear fruit.” Brean Capital, LLC (1Q15 Review) May 1, 2015

•	“Proxy fight with activist investor seems like much ado about nothing.” Stephens (Quarter Looked OK, but Full-Year Guide Not a Slam Dunk and Big-4 Renewals Loom) May 1, 2015

•	“We see activist charges as dated, relating primarily to the missteps of Rovi’s prior management team, which its board saw fit to replace. We believe the current management team has spent the past three years correcting the mistakes of their predecessors, strengthened Rovi’s IP position for pending renewals, and executed on a product development strategy that capitalizes on Rovi’s market position and technology base.” Brean Capital LLC (Defending ROVI Against Activist Charges) April 20, 2015

•	“Q1 provided further indication that Rovi’s core business is performing predictably and the company has positioned itself to consistently achieve guidance.” Piper Jaffray (Strong Q1 Results) May 1, 2015

Rovi is poised for our next phase of growth – DO NOT put this in danger.

ROVI’S BOARD CONTINUES TO TAKE DECISIVE ACTION BASED ON STOCKHOLDER FEEDBACK

We are listening to our stockholders.

Over the past three years, Rovi’s Board has re-architected the Company’s strategy, rationalized underperforming products, dramatically reduced costs, repurchased a significant amount of the Company’s stock, meaningfully changed executive pay, reduced its own compensation and initiated a process to add targeted expertise to the Board.

We are actively augmenting the Board to add the RIGHT expertise in the RIGHT way.

Rovi is actively augmenting its Board and management team with key strategic expertise to drive sustained and profitable growth. We are making the RIGHT changes with qualified new Board members like Steven Lucas, and are actively talking to and evaluating highly qualified candidates that have been introduced to us by our stockholders. As part of that process, we have repeatedly made good-faith efforts to reach a reasonable settlement with Engaged Capital to augment our Board with additional relevant industry expertise, including offering to add one of Engaged Capital’s nominees other than David Lockwood, whom we never believed to be qualified. However, Engaged Capital continues to refuse settlement and to insist on adding Mr. Lockwood. As a stockholder, if you want to see additional expertise on the Board, make sure it is the RIGHT expertise.

ALL of these actions reflect conversations with Rovi’s stockholders. It is an iterative process that occurs as part of our regular interaction with our stockholders, including but not limited to recent conversations. Of course some stockholder feedback and actions are recent, including our action around Board compensation. It is convenient for Engaged Capital to call that “reactive,” but our view is that, if the feedback we get suggests the right course of action, our Board takes it.

Do not put your investment at risk. Do not compromise the significant progress Rovi’s Board has made.

Please vote “FOR ALL” nominees on the BLUE proxy card to protect your investment.

Thank you.

FORWARD LOOKING STATEMENTS

This communication contains “forward-looking” statements, including, without limitation, all statements related to Rovi’s ability to achieve its goal of enhancing stockholder value through the execution of its strategic plan, including all statements related to upcoming significant intellectual property license renewals, expected revenue growth, margin expansion and cash flow, new product and IP business opportunities, and the timing thereof, customer growth, expected return on the investments in core areas of the business; the statements related to Engaged Capital’s proposed reduction of product investment and its negative effect on the stockholder value; and other statements that are not historical facts. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Words such as “anticipate,” “believe,” “could,” “expect,” “may,” “plan,” “will,” “would” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon Rovi’s current expectations. Forward-looking statements involve risks and uncertainties. Rovi’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation: risks related to Rovi’s ability to successfully execute on its strategic plan and customer demand for and industry acceptance of Rovi’s technologies and integrated solutions; Rovi’s ability to successfully renew its major intellectual property license agreements; and risks related to future opportunities and plans, including the uncertainty of future operating results. These and other risk factors are discussed under the heading “Risk Factors” in Rovi’s Annual Report on Form 10-K for the year ended December 31, 2014, filed with the Securities and Exchange Commission on February 19, 2015. Rovi expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

If you have any questions, require assistance with voting your BLUE proxy card or need additional copies of the proxy materials, please contact:

MacKenzie Partners, Inc.

105 Madison Avenue

New York, NY 10016

proxy@mackenziepartners.com

(212) 929-5500 (Call Collect)

Or

TOLL-FREE (800) 322-2885

ADDITIONAL INFORMATION AND WHERE TO FIND IT

Rovi Corporation, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from stockholders in connection with Rovi’s 2015 Annual Meeting of Stockholders. Rovi has filed with the SEC and has provided to its stockholders a definitive proxy statement and a BLUE proxy card in connection with such solicitation. ROVI STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT (INCLUDING ANY AMENDMENTS AND SUPPLEMENTS) AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Information regarding the names of Rovi’s directors and executive officers and their respective interests in Rovi by security holdings or otherwise is set forth in Rovi’s definitive proxy statement for the 2015 Annual Meeting of Stockholders, filed with the SEC on April 13, 2015, and in Rovi’s annual report on Form 10-K for the year ended December 31, 2014, filed with the SEC on February 19, 2015, which documents are available at the investor relations portion of Rovi’s website at http://ir.rovicorp.com/CorporateProfile.aspx?iid=4206196. To the extent holdings of such participants in Rovi’s securities have changed since the amounts described in the 2015 proxy statement, or if a particular participant’s holdings are not set forth in the 2015 proxy statement, such holdings (or changes thereto) have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Information regarding the special interests of such participants, if any, in the matters to be voted on at Rovi’s 2015 Annual Meeting of Stockholders is included in the definitive proxy statement referred to above. You can obtain free copies of these referenced documents as described below.

These documents, including the definitive proxy statement (and amendments or supplements thereto) and the accompanying BLUE proxy card, and any other relevant documents and other material filed by Rovi with the SEC, are or will be available for no charge at the SEC’s website at www.sec.gov and at the investor relations portion of Rovi’s website at http://ir.rovicorp.com/CorporateProfile.aspx?iid=4206196. Copies may also be obtained free of charge by contacting Rovi Investor Relations by mail at 2830 De La Cruz Boulevard, Santa Clara, California 95050 or by telephone at (408) 562-8400.

About Rovi Corporation

Rovi is leading the way to a more personalized entertainment experience. The Company’s pioneering guides, data, and recommendations continue to drive program search and navigation on millions of devices on a global basis. With a new generation of cloud-based discovery capabilities and emerging solutions for interactive advertising and audience analytics, Rovi is enabling premier brands worldwide to increase their reach, drive consumer satisfaction and create a better entertainment experience across multiple screens. The Company holds over 5,000 issued or pending patents worldwide and is headquartered in Santa Clara, California. Discover more about Rovi at Rovicorp.com.

Contacts:

Investors

Peter Halt / Peter Ausnit

Rovi Corporation

(818) 295-6800 / (818) 565-5200

Dan Burch

MacKenzie Partners, Inc.

(212) 929-5500

Media

John Christiansen / Megan Bouchier

Sard Verbinnen & Co

(415) 618-8750

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